UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2020

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LOGM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 8.01. Other Events
SIGNATURE

Item 8.01.	Other Events.

Developments Regarding Regulatory Approvals

As previously announced, on December 17, 2019, LogMeIn, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Logan Parent, LLC, a Delaware limited liability company (“Parent”), and Logan Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The consummation of the Merger is subject to a number of closing conditions, including the receipt of requisite competition and merger control approval in Austria.

Under the Austrian Cartel Act, the Merger cannot be consummated unless the parties have filed a notification with the Federal Competition Authority (“FCA”), and the Merger has been cleared or the applicable waiting period has expired. On January 16, 2020, the parties filed the required notification with the FCA. The applicable waiting period expired at midnight on February 14, 2020. Accordingly, the condition to the Merger related to receipt of requisite competition and merger control approval in Austria has been satisfied.

The consummation of the Merger remains subject to adoption of the Merger Agreement by the Company’s stockholders, the receipt of certain communications regulatory approvals described in the Merger Agreement, and the satisfaction or waiver of the other closing conditions set forth in the Merger Agreement.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the definitive proxy statement on Schedule 14A filed by the Company on February 7, 2020 (the “Definitive Proxy Statement”), including the balance of the sections entitled “Background of the Merger”, “Opinion of Qatalyst Partners”, “Certain Financial Projections” and “Litigation Relating to the Merger”. Defined terms used but not defined in the below disclosures have the meanings set forth in the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures.

The section of the Definitive Proxy Statement entitled: “Background of the Merger” is amended and supplemented as follows:

On page 45, the final paragraph is amended and restated as follows (new language underlined):

On October 21, 2019, a special meeting of the Board was held via teleconference, attended by Messrs. Herdiech, Donahue and Lawrence, as well as representatives from Latham and a potential outside financial advisor which was ultimately not formally engaged by the Company and did not receive any fees from the Company. Management provided the Board with an update on the Company’s business, financial position, third quarter results and near-term outlook, including an overview of the risks and challenges impacting the Company’s ability to execute its previously announced standalone business plan. Specifically, management explained that, in order to achieve the Company’s previously announced standalone business plan, the Company would need to see continued strong performance in its growth businesses as well as improvement in the Company’s core businesses. As a result of this update, the Board discussed renewing its process to explore potential strategic alternatives for the Company, in light of the continued risk to value and execution of the Company’s standalone business plan, and also, in that context, whether to publicly announce the Company’s intent to pursue a strategic alternatives process on the third quarter earnings call which was scheduled for October 24, 2019. Representatives from Latham reviewed the fiduciary obligations of the Board and certain other legal matters related to the evaluation of potential strategic alternatives, including a potential sale transaction. Representatives from an outside financial advisor reviewed perspectives on the Company’s market valuation and considerations related to a potential public announcement of a review of strategic alternatives for the Company. After discussion, the Board determined that it would not make any public announcement at that time, but that the Company’s management should work with its advisors to prepare to renew the confidential process to review strategic.

On page 47, the final paragraph is amended and restated as follows (new language underlined):

On November 23, 2019, a special meeting of the Board was held via teleconference, attended by Messrs. Herdiech, Donahue and Mr. Lawrence, as well as representatives from Latham and Qatalyst Partners. Management reviewed further the Company’s multi-year financial projections, including a detailed review of the changes since the prior Board meeting, as well as the key assumptions and execution risks considered by management. These refinements resulted in slightly lower estimated unlevered free cash flow for 2020, but slightly higher estimated unlevered free cash flow for 2022. After additional discussion, the Board approved the multi-year financial projections presented at this meeting for use by the Company’s financial advisors for purposes of their valuation analyses needed to assist the Board with a review of the Company’s strategic alternatives, including the Francisco Partners proposal. We refer to these financial projections approved by the Board as the “Management Projections”, which are summarized in “—Certain Financial Projections” beginning on page 69.

The section of the Definitive Proxy Statement entitled: “Opinion of Qatalyst Partners” is amended and supplemented as follows:

On page 59, the paragraph under the subsection “Discounted Cash Flow Analysis” is amended and restated as follows (new language underlined):

Qatalyst Partners performed a discounted cash flow analysis, which is designed to imply a range of potential per-share present values for LogMeIn common stock as of December 31, 2019 by:

•	adding:

(a)    the implied net present value of the estimated future unlevered free cash flows (the “UFCF”), of LogMeIn, based on the Management Projections (which refer to LogMeIn’s estimated unlevered free cash flows as “Unlevered Free Cash Flow Pre SBC”) for calendar year 2020 through calendar year 2024 (which implied net present value was calculated using a range of discount rates of 9.0% to 11.0%, based on an estimated weighted average cost of capital for LogMeIn);

(b)    the implied net present value of a corresponding terminal value of LogMeIn, calculated by multiplying LogMeIn’s estimated UFCF of approximately $376 million in calendar year 2025, based on the Management Projections, by a range of fully diluted enterprise value to next-twelve-month estimated UFCF multiples of 12.0x to 17.0x as selected by Qatalyst Partners based on its professional judgment, and discounted to present value using the same range of discount rates used in item (a) above; and

(c)    the estimated cash balance of LogMeIn as of December 31, 2019 of approximately $142 million, as provided by LogMeIn’s management;

•	subtracting: the estimated debt outstanding of LogMeIn as of December 31, 2019 of approximately $200 million, as provided by LogMeIn’s management; and

•

dividing the resulting amount by the number of fully diluted shares of LogMeIn common stock outstanding (calculated utilizing the treasury stock method), which takes into account outstanding stock options and restricted stock units (including performance-based restricted stock units) as of December 31, 2019, as provided by LogMeIn’s management, with each of the above-referenced estimated future UFCFs and terminal value having also been adjusted for the degree of estimated dilution to current stockholders through each respective applicable period (which totaled approximately 10.4% in the case of the terminal value) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by LogMeIn’s management.

Based on the calculations set forth above, this analysis implied a range of values for LogMeIn common stock of approximately $69.86 to $97.46 per share.

On page 60, the second paragraph under the table in subsection “Selected Companies Analysis” is amended and restated as follows (new language underlined):

Based on an analysis of the CY2020E LFCF Multiples for the selected companies and LogMeIn, Qatalyst Partners selected a representative multiple range of 10.0x to 13.0x. Qatalyst Partners then applied this range to LogMeIn’s estimated LFCF (excluding litigation, restructuring and acquisition or disposition related payments) for calendar year 2020, based on the Management Projections (which refer to LogMeIn’s estimated LFCF as “Adjusted Free Cash Flow”) and based on the Street Case, which were approximately $302 million and $321 million, respectively.

On page 68, the third paragraph under the subsection “Discounted Cash Flow Analysis” is amended and restated as follows (new language underlined):

During the two years preceding the date of J.P. Morgan’s written opinion, neither J.P. Morgan nor its affiliates had any material financial advisory or other material commercial or investment banking relationships with Elliott Management. During the two years preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates had commercial or investment banking relationships with LogMeIn and Francisco Partners and certain of their respective affiliates, for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period have included acting as financial advisor to LogMeIn for its consideration of strategic alternatives, including in respect of potential activism defense, beginning in August of 2018 as well as the provision of financial advisory, capital markets and credit services for affiliates of Francisco Partners unrelated to the proposed Merger. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of affiliates of Francisco Partners, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of LogMeIn. During the two-year period preceding delivery of its opinion ending on December 17, 2019, the aggregate fees recognized by J.P. Morgan and its affiliates from LogMeIn were approximately $50,000, from Francisco Partners and its affiliated funds were approximately $11.0 million and from Elliott Management were approximately $878,000. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of LogMeIn for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

The section of the Definitive Proxy Statement entitled: “Certain Financial Projections” is amended and supplemented in its entirety as follows:

On page 70, the following table below is included below the Management Projections table:

The following table summarizes the Extrapolations as described below.

Extrapolations

($ in millions)	2026E	2027	2028F	2029F
Revenue(1)	$2,003	$2,133	$2,229	$2,285
Adjusted EBITDA(3)	$589	$636	$673	$690
Unlevered Free Cash Flow Pre SBC(6)	$434	$471	$501	$514
Unlevered Free Cash Flow Post SBC(7)	$294	$322	$345	$354

(1), (3), (6), and (7) Notes 1, 3, 6, and 7 in the table above are incorporated herein by reference.

On page 70, the final paragraph is amended and restated as follows (new language and changes underlined:)

LogMeIn’s ability to achieve the results set forth in the Management Projections are expressly dependent upon certain assumptions, including historical trajectory of each of LogMeIn’s businesses, broad secular trends in the technology sector, market specific trends in each of the end markets in which LogMeIn operates, and detailed input from various managers of each of LogMeIn’s businesses. LogMeIn management also prepared certain unaudited non-public prospective financial information regarding LogMeIn’s operations for fiscal years 2026 to 2029 for J.P. Morgan’s use and reliance in connection with its financial analyses and opinion (the “Extrapolations”). The Extrapolations assume that existing trends, competitive dynamics and market forecasts contained in the Management Projections would continue. The Management Projections were not prepared with a view to public disclosure and are included herein only because such information was made available as described above. The Management Projections were not prepared with a view to comply with GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Deloitte & Touche LLP, our independent registered public accountant, has not examined, reviewed, compiled or otherwise applied procedures to the Management Projections and, accordingly, assumes no responsibility for them and expresses no opinion on them. The Management Projections included herein have been prepared by, and are the responsibility of, LogMeIn’s management.

On page 72, the second paragraph is amended and restated as follows (new language underlined):

Certain of the measures included in the Management Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”) and non-GAAP financial measures as used by LogMeIn may not be comparable to similarly titled amounts used by other companies. The non-GAAP financial measures used in the Management Projections were relied upon by Qatalyst Partners and J.P. Morgan for the purposes of their respective fairness opinions and by our Board in connection with its consideration of the Merger. Financial measures provided to a financial advisor in this context were not prepared with a view toward public disclosure and are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Qatalyst Partners or J.P. Morgan for purposes of their respective opinions, or by our Board in connection with its consideration of the Merger. Accordingly, the Company has not provided a reconciliation of the financial measures included in the Management Projections to the relevant GAAP financial measures.

The section of the Definitive Proxy Statement entitled: “Litigation Relating to the Merger” is amended and supplemented in its entirety as follows:

On page 112, the second paragraph is amended and restated as follows (new language and changes underlined):

Since the announcement of the Merger, six putative class action complaints have been filed by and purportedly on behalf of alleged LogMeIn stockholders: three in the United States District Court for the District of Delaware, captioned Stein v. LogMeIn, Inc., et al., Case No. 1:20-cv-00098, filed January 22, 2020; Carter v. LogMeIn, Inc., et al., Case No. 1:20-cv-00124, filed January 24, 2020; and Thompson v. LogMeIn, Inc., et al., Case No. 1:20-cv-00129, filed January 27, 2020; two in the United States District Court for the Southern District of New York, captioned Ford v. LogMeIn, Inc., et al., Case No. 1:20-cv-00582, filed January 22, 2020; Rosenfeld v. LogMeIn, Inc. et. al., Case No. 1:20-cv-00981, filed February 5, 2020; and one in the United States District Court for the District of Massachusetts, captioned Abrams v. LogMeIn, Inc., et al., No. 1:20-cv-10272, filed February 12, 2020 in the United States District Court for the District of Massachusetts (together, the “Actions”). The Actions name as defendants LogMeIn, our President and Chief Executive Officer and our Board. The Actions allege, among other things, that all defendants violated provisions of the Exchange Act insofar as this proxy statement preliminarily filed by LogMeIn on January 17, 2020 or the definitive proxy statement on Schedule 14A filed by the Company on February 7, 2020 (the “Definitive Proxy Statement”) allegedly omits material information with respect to the transactions contemplated therein that purportedly renders the preliminary proxy statement and/or the Definitive Proxy Statement false and misleading. The Actions seek, among other things, injunctive relief, rescissory damages, declaratory judgment and an award of plaintiffs’ fees and expenses. The defendants believe the claims asserted in these Actions are without merit and intend to vigorously defend them.

Page 112 is hereby amended and supplemented by inserting the following at the end of this section:

LogMeIn believes that no supplemental disclosures are required under applicable laws; however, in order to avoid any risk of the Actions delaying the Merger and minimize the expense of defending the Actions, and without admitting any liability or wrongdoing, LogMeIn is voluntarily making certain disclosures. Nothing in this Definitive Proxy Statement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, LogMeIn specifically denies all allegations in the foregoing Actions, including that any additional disclosure was or is required.

Additional Information and Where to Find It:

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company has filed the Definitive Proxy Statement with the Securities Exchange Commission (“SEC”) on February 7, 2020 and sent it to its stockholders, which Definitive Proxy Statement is amended and supplemented by this Current Report on Form 8-K. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.logmeininc.com. In addition, the documents may be obtained free of charge by directing a request to InvestorRelations@LogMeIn.com.

Participants in the Solicitation:

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company Common Stock in respect of the proposed transaction.

Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, as well as any direct or indirect interests such persons may have in the proposed transaction, is set forth in the proxy statement for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 12, 2019 (the “2019 Proxy Statement”), and the Definitive Proxy Statement.

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain stockholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) the failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transactions; and (10) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. If the proposed transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019, the 2019 Proxy Statement, the Definitive Proxy Statement, and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, are available on the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC.

Date: March 2, 2020	By:	/s/ Michael J. Donahue
Michael J. Donahue
SVP, General Counsel & Secretary